EXHIBIT 10.50

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is entered into and is effective as of the 9th day of June 2006 by and between Earth Biofuels, Inc., a Delaware corporation, with principal offices at 3001 Knox Street, Suite 401, Dallas, Texas 75205 (the “Company”) and Herb Meyer (“Consultant”).

WHEREAS, the Company desires to engage the Consultant to render consulting services to the Company, advising in general business matters in area of public relations.

WHEREAS, the Company and the Consultant desire to set forth the terms and conditions of this Agreement with respect to the engagement of the Consultant.

NOW, THEREFORE, in consideration of the mutual covenants of the parties which are hereinafter set forth,

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.0           Description of Consulting Services.

1.1          Upon the terms and condition which are hereinafter set forth, the Company hereby retains the Consultant as a business consultant to render advice, consultation, information and services to the Company and its officers and directors regarding general business matters (the “Consulting Services”) including, but not limited to, the following:

1.1.1                     Energy policy consulting;

1.1.2                     Strategic planning;

1.1.3                     Such other matters, as the Company shall from time to time request.

1.2          The Consultant shall not be required to devote any minimum number of weeks, days,or hours to the affairs of the Company during the term of this Agreement; provided, however that the Consultant devotes such time, attention and energies to the business of the Company, as the Company reasonably determines.

2.0  Fee to be Paid Consultant. In consideration for the services to be rendered by Consultant as described in Section 1.0 of this Agreement, the Company shall provide to Consultant Three Hundred Thousand (300,000) shares of the Company’s Restricted Stock (the “Shares”) per year. The Shares shall be paid in advance for the Term specified in Section 5.0 upon signature of this Agreement.

3.0 Limitation on Scope of Consulting Services. Both the Company and Consultant acknowledge and agree that the services to be rendered by Consultant under this Agreement are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities. Nothing contained in this Agreement shall be construed as constituting a partnership or joint venture, or the relationship of principal/agent between the parties.

4.0  Obligations of Company. The Company shall cooperate with Consultant, and provide Consultant with copies of all reports, correspondence, agreements, other documents and information reasonably requested by Consultant in a timely manner. The parties hereto expressly agree that Consultant’s due diligence inquiry and evaluation of the Company’s affairs requires that the information required by Consultant shall be broadly construed.

5.0  Term. The term of this Agreement shall be for a period of two (2) years, but this Agreement may be terminated by either party hereto at any time with cause upon thirty (30) days written notice. The Company may terminate this Agreement for cause in the event of gross negligence, gross misrepresentation or fraud on the part of Consultant. Additionally, the Company may terminate this Agreement at any time, without cause, upon thirty (30) days written notice. Any termination of this Agreement shall not have any effect on the Shares earned by Consultant prior to such termination.

6.0  Duties of Consultant RE: Confidential Information. Consultant acknowledges that material and information which has or will come into its possession or knowledge may include trade secrets and other confidential and proprietary data of the Company (collectively, “Confidential Information”). All material and information of the Company is considered confidential, unless otherwise noted. In consideration of the disclosures and transfer of Confidential Information by the Company to Consultant, Consultant agrees to the following:

6.01    Duty of Non-Disclosure. Consultant shall not intentionally disclose or transfer the Confidential Information to any third party or entity without the Company’s prior written consent.

6.02    Duty of Non-Use. Consultant shall not use or exploit, for any commercial, business, investment, academic or other purposes, the Confidential Information. Consultant hereby acknowledges that any such use or exploitation is detrimental to the Company.

6.03  Return of Confidential Information. All written Confidential Information (in any form) provided to Consultant or which Consultant receives from the Company, shall remain, at all times, the sole property of the Company and shall be returned within thirty (30) days to the Company upon the Company’s written request.

6.04  Responsibility for Employees of Consultant. The actions or negligence of the Consultant’s employees shall be deemed the actions of Consultant with respect to the obligations of Consultant under this Agreement. This provision shall not be construed as limiting any rights or remedies that the Company has or may have against any such third parties.

6.05 Limitation of Consultant’s Obligations. Consultant’s confidentiality obligations under this Agreement shall not apply to:

6.0.5.0.1  Information which, at the time of its disclosure or transfer to Consultant, is in the public domain through no act or failure to act by Consultant.

6.0.5.0.2  Information which Consultant had prior to any disclosure or transfer by the Company and which was not acquired directly or indirectly from the Company.

6.0.5.0.3  Information which is rightly disclosed to Consultant by any third party who has no obligation of confidentiality to the Company or who did not acquire such information from the Company.

6.0.5.0.4 Information independently developed by Consultant prior to disclosure or transfer of the Confidential Information to Consultant from the Company.

7.0  Miscellaneous.

7.0.1  Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors of each of the parties to this Agreement.

7.0.2  Independent Counsel. Each of the parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of its own free choice without reference to any representations, promises or expectations not set forth herein.

7.0.3  Integration. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties, whether written or unwritten, or related thereto. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited herein above.

7.0.4  Attorneys Fees. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for its attorneys’ fees and other costs and expenses.

7.0.5 Interpretation. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

7.0.6 Captions. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

7.0.7  Amendments. No amendment to this Agreement shall be effective unless the same shall be in writing and accepted by both parties.

7.0.8  Severance. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

7.0.9  Counterparts & Choice of Law. This Agreement may be executed in any number of counterparts. This Agreement shall be governed by the laws of the State of Texas.

7.0.10  Expenses Associated With This Agreement. Each of the parties hereto agrees to bear its own costs, attorneys fees and related expenses associated with this Agreement.

7.0.11  Equitable Remedies. In the event of any breach of this Agreement, the provisions of this Agreement may be enforceable in a court of equity by a decree of specific performance. Any equitable remedy shall not be exclusive and shall be in addition to any other remedy available.

7.0.12 Power to Bind. A responsible officer of the Company has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of the Company to execute it.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

FOR THE COMPANY:		FOR THE CONSULTANT:

EARTH BIOFUELS, INC.

By:	/s/ Dennis G. McLaughlin	/s/ HERB MEYER
	Dennis G. McLaughlin	Herb Meyer
Chief Executive Officer